August 9, 2022

RiverNorth Managed Duration Municipal Income Fund, Inc.

360 S. Rosemary Avenue

Suite 1420

West Palm Beach, Florida 33401

Re:	Registration Statement on Form N-2:

1933 Act File No.: 333-260490

1940 Act File No.: 811-23434

Ladies and Gentlemen:

We have served as Maryland counsel to RiverNorth Managed Duration Municipal Income Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company (the “Fund”), in connection with certain matters of Maryland law arising out of the registration of the following securities of the Fund having an aggregate initial offering price of up to $400,000,000 (collectively, the “Securities”): (a) shares of common stock, $0.0001 par value per share (“Common Stock”); (b) shares of preferred stock (“Preferred Stock”); (c) subscription rights (“Common Stock Subscription Rights”) to purchase shares of Common Stock; (d) subscription rights (“Preferred Stock Subscription Rights”) to purchase shares of Preferred Stock; and (e) subscription rights (the “Common Stock & Preferred Stock Subscription Rights” and, together with the Common Stock Subscription Rights and the Preferred Stock Subscription Rights, the “Subscription Rights”) to purchase shares of Common Stock and Preferred Stock, in each case, covered by the above-referenced Registration Statement (the “Registration Statement”), filed by the Fund with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act. This opinion is being furnished to you at your request.

I. Documents Reviewed and Matters Considered

In connection with our representation of the Fund, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)        the Registration Statement and the related form of prospectus included therein, substantially in the form transmitted to the Commission under the 1933 Act and the 1940 Act;

(ii)       the charter of the Fund (the “Charter”), certified by the Maryland State Department of Assessments and Taxation (the “SDAT”);

RiverNorth Managed Duration Municipal Income Fund, Inc.

August 9, 2022

(iii)      the Bylaws of the Fund (the “Bylaws”), certified as of the date hereof by an officer of the Fund;

(iv)      a Certificate of Status of the SDAT to the effect that the Fund is in good standing, dated August 3, 2022;

(v)       resolutions (the “Resolutions”) adopted by the Board of Directors of the Fund relating to the registration and issuance of the Securities, certified as of the date hereof by an officer of the Fund;

(vi)      a certificate executed by an officer of the Fund, dated as of the date hereof, as to such matters as we deem necessary and appropriate to enable us to render this opinion letter; and

(vii)     such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, qualifications, and limitations stated herein.

II. Assumptions

In expressing the opinions set forth below, we have assumed the following:

(a)       Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

(b)       Each individual executing any of the Documents on behalf of a party (other than the Fund) is duly authorized to do so.

(c)       Each of the parties (other than the Fund) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

(d)       All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified, photostatic, or other copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete.

(e)       All representations, warranties, statements and information contained in the Documents are accurate and complete.

RiverNorth Managed Duration Municipal Income Fund, Inc.

August 9, 2022

(f)        There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any of the provisions of the Documents, by actions or omission of the parties or otherwise.

(g)        Each individual executing a certificate is authorized to do so and has knowledge about all matters stated therein. The contents of each such certificate are accurate and complete and remain so as of the date of this letter.

(h)        Upon the issuance of any Securities that are Common Stock (“Common Securities”), including Common Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Fund is then authorized to issue under the Charter.

(i)         Upon the issuance of any Securities that are Preferred Stock (“Preferred Securities”), including Preferred Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Securities, the total number of issued and outstanding shares of Preferred Stock, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Fund is then authorized to issue under the Charter.

(j)         The issuance, and certain terms, of the Securities to be issued by the Fund from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law (the “MGCL”), the Charter, the Bylaws, the Registration Statement and the Resolutions; and with respect to any Subscription Rights, a Subscription Rights Certificate representing such Subscription Rights (the “Subscription Rights Certificate”) will be duly authorized by all necessary corporate action of the Fund and the specific terms of such Subscription Rights will be duly established by the Board, and such Subscription Rights will be duly distributed by the Fund, in accordance with the Charter, the Bylaws, the Registration Statement and the Resolutions; and, with respect to any Preferred Securities, Articles Supplementary setting forth the number of shares and the preferences and other terms of any class or series of Preferred Stock to be issued by the Fund will be filed with and accepted for record by the SDAT prior to their issuance (such approvals and, if applicable, acceptance for record, referred to herein as the “Corporate Proceedings”).

III. Opinions

Based upon the foregoing, and subject to the assumptions, qualifications, and limitations stated herein, it is our opinion that:

1.          The Fund is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

RiverNorth Managed Duration Municipal Income Fund, Inc.

August 9, 2022

2.          Upon the completion of all Corporate Proceedings relating to the Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

3.          Upon the completion of all Corporate Proceedings relating to the Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

4.          Upon the completion of all Corporate Proceedings relating to the Subscription Rights, the issuance of the Subscription Rights will be duly authorized and when issued and paid for in accordance with the applicable Subscription Rights Certificate, the Subscription Rights will be valid and binding obligations of the Fund, enforceable against the Fund in accordance with their terms.

IV. Qualifications and Limitations

(A)        In addition to the assumptions and qualifications set forth above, and without limiting the generality of such assumptions and qualifications, the opinion expressed in Paragraph III.4 above is also subject to (a) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought and (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

(B)        The foregoing opinions are limited to the laws of the State of Maryland and we do not express any opinions herein concerning any other law. We express no opinion as to the applicability or effect of the 1940 Act or other federal securities laws, or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinions expressed herein are subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

(C)        The opinions expressed in this letter are limited to the matters specifically set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

RiverNorth Managed Duration Municipal Income Fund, Inc.

August 9, 2022

(D)        This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ SHAPIRO SHER GUINOT & SANDLER, P.A.
SHAPIRO SHER GUINOT & SANDLER, P.A.